Exhibit 99.1
n e w s     r e l e a s e
QLT INTENDS TO APPEAL U.S. ELIGARD INJUNCTION

For Immediate Release	February 27, 2006
VANCOUVER, CANADA—QLT Inc. (NASDAQ: QLTI; TSX: QLT) announced its intention to appeal the decision of the U.S. District Court for the Northern District of Illinois Eastern Division (the “Court”), issued late today, granting an injunction enjoining QLT, Sanofi-aventis and their subsidiaries from promoting, manufacturing, selling and offering for sale QLT USA, Inc.’s Eligard® product in the United States until May 1, 2006. The Court further ordered QLT and Sanofi-Synthelabo to recall any Eligard products that they still own and provide a voluntary recall program to allow physicians, wholesalers and distributors, who wish to do so, to return Eligard for a full refund.
The Court also granted a stay of the injunction for seven days from today. QLT USA plans to file an immediate appeal of the injunction to the United States Court of Appeals for the Federal Circuit and to request that the injunction be stayed pending the appeal.
The litigation began in 2003 when TAP and its co-plaintiffs sued Atrix Laboratories, Inc. (now “QLT USA, Inc.”) and Sanofi-Synthelabo alleging that QLT USA’s Eligard product infringes U.S. Patent No. 4,728,721 (the “ ‘721 patent”), which expires on May 1, 2006. QLT USA and Sanofi-Synthelabo raised defenses of invalidity and unenforceability of the ‘721 patent in response to TAP and its co-plaintiff’s allegations of infringement. In a judgment entered in January 2006, the Court rejected these defenses. QLT USA and Sanofi-Synthelabo intend to continue to vigorously defend this case, and to seek an expedited appeal of the adverse judgment in the Court of Appeals.
About QLT Inc.
QLT is a global biopharmaceutical company specializing in developing treatments for eye diseases as well as dermatological and urological conditions. We have combined our expertise in the discovery, development and commercialization of innovative drug therapies with our two unique technology platforms, photodynamic therapy and Atrigel®, to create products such as Visudyne® and Eligard®. For more information, visit our web site at www.qltinc.com.

QLT Inc.:
Vancouver, Canada
Tamara Hicks
Telephone: 604-707-7000 or 1-800-663-5486
Fax: 604-707-7001
Atrigel is a registered trademark of QLT USA, Inc.
Visudyne is a registered trademark of Novartis AG.
Eligard is a registered trademark of Sanofi-aventis.
QLT Inc. is listed on The Nasdaq Stock Market under the trading symbol “QLTI” and on the Toronto Stock Exchange under the trading symbol “QLT.”
Certain statements in this press release constitute “forward-looking” statements and information of QLT within the meaning of the Private Securities Litigation Reform Act of 1995, and applicable Canadian Securities legislation, which involve known and unknown risks, uncertainties and other factors that may cause our actual results to be materially different from any future results, performance or achievements expressed or implied by such statements. These statements and information are only predictions and actual events or results may differ materially. Such statements and information include statements with respect to QLT’s expectations as to how the outcome of any appeal of the trial decision or the order granting an injunction. Factors that could cause such actual events or results expressed or implied by such forward-looking statements and information to differ materially from any future results expressed or implied by such statements and information include, but are not limited to: the ultimate outcome of the Eligard litigation has not yet been decided and there can be no assurance that any appeal of the injunction will be finally resolved in our favor. The Court may order the payment of substantial damages, or an additional royalty or damages for access to the inventions covered by claims in issued U.S. patents, and may order such equitable relief as a court may determine and other factors as described in detail in QLT Inc.’s Annual Information Form on Form 10-K and recent and forthcoming quarterly reports on Form 10-Q, and other filings with the U.S. Securities and Exchange Commission and Canadian Securities Regulatory authorities. Forward-looking statements are based on our current expectations and QLT is not obligated to update such information to reflect later events or developments.